EXHIBIT 99.1

FOR IMMEDIATE RELEASE
Contact:  Mr. James A. Fitch, Jr.
Chairman of the Board
Telephone:  (941) 962-6700

ROYAL FINANCIAL COMPLETES REVIEW
OF POSSIBLE STRATEGIC ALTERNATIVES

Sale of the Company Not Currently a Viable Alternative

Chicago, IL, December 18, 2008 — Royal Financial, Inc. (OTC Bulletin Board:  RYFL.OB) (the “Company”), the holding company of Royal Savings Bank, today announced that its Board of Directors has concluded its previously disclosed analysis of all options available to the Company to maximize stockholder value, including but not limited to, a sale of the Company.

As previously disclosed, the Company’s Board of Directors undertook a comprehensive review of the various alternatives and options available to the Company in order for it to maximize stockholder value, including whether or not a sale of the Company was a possible or preferable course of action.  In consultation with its advisors, including Keefe Bruyette & Woods, Inc., its financial advisor, the Company performed a full evaluation and analysis of several alternatives.  The Board has determined that a sale of the Company is not in the best interests of the Company and its stockholders at this time.

“The Board and its advisors performed a thorough analysis of all options to maximize stockholder value and concluded that a sale is infeasible at this time,” said James A. Fitch, Jr., Chairman of the Board of the Company and the Bank.  “The pressures and uncertainties created by the ongoing global economic crisis that affect the rest of our industry have severely impacted Royal’s ability to maximize stockholder value by means of a sale.”

“Until this strategic option becomes viable once again, the Board will focus on enhancing stockholder value through conservation of capital, mitigation of credit risk in our loan portfolio, preservation of liquidity, and rationalization of general and administrative expenses.  The Board will remain open to evaluating any strategic opportunities that may develop as the financial markets begin to recover and the banking environment stabilizes,” Fitch added.

Royal Savings Bank offers a range of checking and savings products, a full line of home and personal loans and commercial lending solutions.  Royal Savings Bank has been operating continuously in the south and southeast communities of Chicago since 1887, and currently has two branches in southern Chicago, one branch in the south suburbs of Chicago, and one branch in Northwest Indiana.

Special Note Regarding Forward-Looking Statements

Statements contained in this press release that are not historical facts may constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Company include, but are not limited to, fluctuations in market rates of interest and loan and deposit pricing in the Company’s market areas; continued deterioration in asset quality due to a prolonged economic downturn in the greater Chicago metropolitan area, specifically in the housing markets; legislative or regulatory changes; changes in monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board; adverse developments in the Company’s loan or investment portfolios; slower than anticipated growth of the Company’s business or unanticipated business declines; the Company’s ability to pursue a sale of the Company, if at all, or the ultimate value to be recognized in the event of a sale; higher than expected operational costs; demand for loan products; deposit flows; competition; and changes in accounting principles, policies, and guidelines.  These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.  The Company assumes no obligation to update publicly any of these statements in light of future events unless required under the federal securities laws.